UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 16, 2008

ZIX CORPORATION
(Exact name of registrant as specified in its charter)

Texas	0-17995	75-2216818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2711 North Haskell Avenue
Suite 2200, LB 36
Dallas, Texas 75204-2960
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 370-2000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Zix Corporation (NASDAQ: ZIXI) (the “Company”) today announced that it has appointed Susan K. Conner, age 44, as the Company’s Chief Financial Officer, effective October 16, 2008. Ms. Conner replaces Mr. Barry Wilson, who has served as the Company’s acting Chief Financial Officer and Treasurer since November 2006. Mr. Wilson will remain with the Company as V.P. — Accounting & Finance, and Treasurer.
     Ms. Conner’s most recent position was as the executive vice president and chief financial officer from May of 2001 to November of 2006 of Pegasus Solutions, Inc. (“Pegasus”). Pegasus is a leading service provider of reservation and distribution technology, and financial and hotel marketing services in the hospitality industry, and operates in a variety of countries throughout the world. Her responsibilities at Pegasus included oversight of the Company’s global financial functions, including accounting and controls, financial planning, treasury, tax, investor relations; and strategic and profitability planning, merger and acquisition activities, and cost reduction and acquisition integration initiatives. Pegasus previously traded on NASDAQ under the trading symbol “PEGS.”
     With more than 15 years of public accounting experience, Ms. Conner joined Pegasus from PricewaterhouseCoopers LLP where she served as a partner in Audit and Business Advisory Services for five years within the firm’s Technology, Infocom, Communications, and Entertainment and Media group. Ms. Conner is a member of Financial Executives International (FEI) and the American Institute of Certified Public Accountants (AICPA). Ms. Conner received her BBA in Accounting from the University of Texas at Austin where she also serves on the advisory board to the department of Information, Risk and Operations Management within the McCombs School of Business.
     The Company and Ms. Conner entered into a severance agreement in connection with her appointment as Chief Financial Officer. The severance agreement provides for the payment to Ms. Conner of nine months of her then-current base salary if her employment is terminated by the Company other than for “cause” or if she resigns employment following a “change in control” of the Company, as such terms are defined in the agreement. Also, the Company has granted Ms. Conner options to acquire 130,000 shares of the Company’s common stock at an exercise price of $1.70, the Company’s closing stock price yesterday on Ms. Conner’s first day of employment, and the vesting of the options, which generally vest quarterly and pro-rata over three years, will accelerate upon a termination other than “for cause” or upon a “change in control.” Additionally, Ms. Conner shall be entitled to participate in the Company’s 2009 senior management variable compensation plan, and she is also eligible to receive an additional $30,000, which would be payable in mid-2009 based on the achievement of specific business objectives within the purview of her job responsibilities.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION (Registrant)
Date: October 17, 2008	By:	/s/ Susan K. Conner
Susan K. Conner
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated October 17, 2008 titled “Zix Corporation Announces New Executive Appointment.” (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).